EXHIBIT 99.1

America’s Car-Mart, Inc. Receives Notice of Non-Compliance With Nasdaq Listing Rule 5250(c)(1)

ROGERS, Ark., Aug. 01, 2025 (GLOBE NEWSWIRE) -- America’s Car-Mart, Inc. (NASDAQ: CRMT) (“Car-Mart” or the “Company”), today announced it received an expected notice (the “Notice”) from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of not having timely filed the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025 (the “Annual Report”) with the Securities and Exchange Commission (the “SEC”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires timely filing of all required periodic financial reports with the SEC.

The Notice was issued because, as previously disclosed in the Company’s Form 12b-25 filed on July 15, 2025, the Company indicated that the filing of its Annual Report would be delayed beyond the prescribed due date due to management’s identification of the need to include required disclosures related to loan modifications for borrowers experiencing financial difficulty in accordance with Financial Accounting Standards Board Accounting Standards Codification ("ASC") 310-10-50-42 through 50-44 in its Annual Report. On July 30, 2025, the Company issued a press release and filed a Current Report on Form 8-K disclosing that management had determined that additional time would be needed to complete the omitted disclosures and to address identified material weaknesses and that the Company was unable to file the Annual Report within the extension period, which ended July 29, 2025.

The Notice is not expected to have an immediate effect on the listing or trading of the Company’s common stock on Nasdaq.

The Notice indicated that the Company must submit a plan to regain compliance with the Listing Rule within 60 calendar days, or by September 29, 2025, and following receipt of such plan, Nasdaq may grant an exception of up to 180 calendar days from the Annual Report due date, or until January 26, 2026, for the Company to regain compliance.

While the Company can provide no assurances as to timing, management intends to file the Annual Report as soon as practicable following completion of the necessary disclosures and remediation efforts.

About America’s Car-Mart, Inc.

The Company operates automotive dealerships in 12 states and is one of the largest publicly held automotive retailers in the United States focused exclusively on the “Integrated Auto Sales and Finance” segment of the used car market. The Company emphasizes superior customer service and the building of strong personal relationships with its customers. The Company operates its dealerships primarily in smaller cities throughout the South-Central United States, selling quality used vehicles and providing financing for substantially all of its customers. For more information about America’s Car-Mart, including investor presentations, please visit our website at www.car-mart.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Words such as “expect,” “believe,” “will,” “would,” “plans,” “intends,” and other similar words and expressions are intended to signify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the Company’s ability to file its Annual Report for the fiscal year ended April 30, 2025 and anticipated disclosures in the Annual Report as well as the Company’s compliance with Nasdaq Listing Rule 5250(c)(1). Actual events and the timing of such events could materially differ from those anticipated in such forward-looking statements as a result of certain risks and uncertainties, including the time and effort required for the Company to complete its analysis and preparation of the additional disclosures necessary to finalize the Company’s financial statements and Annual Report; the time and effort required for the Company’s independent auditor to complete its review of the Annual Report and its audit opinions with respect to the Company’s financial statements and internal control over financial reporting to be included in the Annual Report; the completion by the Company of its analysis and preparation of the additional disclosures and any other information necessary to complete the financial statements and the Annual Report; the completion by independent auditor of its review procedures and other steps necessary to complete its audit of the Company’s financial statements and internal control over financial reporting and its review of the Annual Report; the Company’s ability to regain compliance with Nasdaq listing standards; and additional risks described in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2024 and other documents on file with the Securities and Exchange Commission, each of which can be found on the SEC’s website, www.sec.gov, or the investor relations section of the Company’s website. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Contact:

SM Berger & Company
Andrew Berger, Managing Director
andrew@smberger.com
(216) 464-6400